THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS IT IS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER SAID ACT AND LAWS. THIS NOTE IS SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO SENIOR INDEBTEDNESS DUE TO NATIONSBANK, N.A. AND/OR CERTAIN OTHER BANKS OR FINANCIAL INSTITUTIONS.

                                                             Ashburn, Virginia
                                                             November 20, 1998


         SERIES D SENIOR SUBORDINATED UNSECURED NOTE DUE OCTOBER 1, 2000

     FOR VALUE RECEIVED, Telos Corporation, a Maryland corporation, with offices at 19886 Ashburn Road, Ashburn, Virginia 20147 (hereinafter referred to as "the Borrower" or the "Company"), promises to pay to the order of Foreign & Colonial Enterprise Trust PLC, (hereinafter referred to as "F&C Enterprise Trust PLC" or "Lender"), at c/o Berkeley Square House, Berkeley Square, London W1X 5PA, England, or at such other offices or at such other place or places as the holder hereof may from time to time designate in writing, the principal sum of One Million Four Hundred Forty Thousand Dollars ($1,440,000) on October 1, 2000 together with interest on the principal amount hereof from time to time outstanding at the rate hereinafter provided until paid in full.

     This is one of a series of the Company's Notes known as its Series D Senior Subordinated Unsecured Notes Due October 1, 2000 (collectively referred to herein as the "Series D Notes", all of like tenor, except as to the identifying number and principal amount thereof. The Series D Notes have been issued in the aggregate principal amount of $1,800,000.

                                I. GENERAL TERMS

     1.1 Interest only shall be payable at the rate of fourteen percent (14%) per annum, on the principal balance of this Note from time to time outstanding from and after the date hereof, and shall be due and payable quarterly, until the principal has been paid in full, on the first day of April, July, October, and January in each year. Interest shall accrue from the date hereof, but the first interest payment shall not be due until April 1, 1999. Such payment shall include all interest accrued from the date hereof until the date of such interest payment.

     1.2 If not sooner paid, the outstanding and unpaid principal balance shall be paid on October 1, 2000, together with accrued and unpaid interest on this Note. In addition, interest shall be payable at the rate provided in Section 1.1 hereof on any Payment Premium from the date such premium is due until paid in full.

     1.3 Principal, premium, if any, and interest on this Note are payable in lawful money of the United States. The principal of this Note may be prepaid at any time after ten (10) days' written notice to the Lender, in whole or in part, and shall be accompanied by payment in cash of all accrued and unpaid interest on the amount so prepaid, together with, to the extent not prohibited by applicable law, a Payment Premium.

     1.4 In the event of a Public Offering of the common stock of the Company, or in the event of a Refinancing, the principal then outstanding shall become immediately due and payable, together with, accrued and unpaid interest thereon, and, to the extent not prohibited by applicable law, a Payment Premium in an amount equal to the lesser of (i) the Net Proceeds of such Public Offering or Refinancing, or (ii) the amount determined in accordance with 1.6(iv). The Net Proceeds shall be applied toward the payment of the outstanding and unpaid principal balance of the Notes, accrued and unpaid interest thereon and, to the extent not prohibited by applicable law, such Payment Premium.

     1.5 In the event of a Merger or Dissolution, the principal then outstanding shall become immediately due and payable, together with accrued and unpaid interest thereon and, to the extent not prohibited by applicable law, a Payment Premium in the amount determined in accordance with 1.6(iv).

    1.6      Definitions.

     (i) "Public Offering" shall mean the distribution and sale of the Company's common stock (some of the proceeds of which sale are available to the Company) pursuant to a registration statement (other than a registration statement on Form S-4 or Form S-8) which has been filed with the U.S. Securities and Exchange Commission and become effective.

     (ii) "Refinancing" shall mean a sale of securities of the Company which results in Net Proceeds to the Company in excess of $10,000,000, other than (a) obligations for borrowed money due and payable within one year which are not extended, renewed or refinanced beyond such due date; or (b) other obligations for money borrowed money from NationsBank and/or its successors, substitutes and participants and their respective assigns and any refinancing thereof.

     (iii) "Net Proceeds" shall mean the proceeds to the Company after expenses of sale and distribution, including discounts, commissions and brokerage and legal fees.

     (iv) "Payment Premium" shall, except as otherwise provided in 1.4, mean an amount equal to 13.5% per annum, compounded semiannually from and after the date hereof until paid, on the principal amount of this Note outstanding from time to time until the time of payment.

     (v) "Merger" shall mean a merger, consolidation or other combination to which the Company or any subsidiary is a party, in which the Company is not the surviving corporation or which results in the acquisition of "beneficial ownership" of securities of the Company representing 50% or more of the total number of votes that may be cast for the election of directors by any "person" or "group" (as such terms are defined in Rule 13(d) promulgated under the Securities Exchange Act of 1934, as amended), or a sale by the Company of all or substantially all of its assets.

     (vi) "Dissolution" shall mean the adoption by the Board of Directors and/or the shareholders of the Company of a resolution to dissolve the Company and liquidate its assets, the filing by the Company of articles of dissolution or a similar application for dissolution with the appropriate officer of the state of incorporation of the Company, the entry of an order or other action by such state dissolving the Company, or the adoption by the Board of Directors or the shareholders of the Company of a plan of liquidation or a resolution approving a liquidating distribution of the Company's assets, whichever shall first occur.

     1.7 At any time after the issuance of this Note, the holders of a majority in outstanding principal amount of the Series D Notes, the Series C Notes and the Series B Senior Secured Notes issued by the Company may request, in writing, that the Company effect a Public Offering, at the Company's cost and expense. Upon receipt of any such request, the Company shall, as expeditiously as possible, use its best efforts to effect a Public Offering, with the objective of realizing Net Proceeds sufficient to pay the then-outstanding principal balance of the Series D Notes, the Series C Notes and the Series B Senior Secured Notes together with accrued, unpaid interest thereon, and, to the extent not prohibited by applicable law, a Payment Premium in an amount determined in accordance with 1.4.

     1.8 If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or legal holiday under the laws of the Commonwealth of Virginia, or any other day on which banking institutions in the Commonwealth of Virginia are obligated or authorized by law or executive order to close, such payment shall be made on the next succeeding business day in Virginia and any such extended time of the payment of principal shall not be included in computing compound interest in connection with such payment.

     1.9 Upon receipt by the Borrower of evidence reasonably satisfactory to it of the mutilation, destruction, loss or theft of this Note, the Borrower will make and deliver to the owner a new note of like tenor in lieu of this Note so mutilated, destroyed, lost or stolen.

     1.10 Payments made on account hereof shall be applied first to accrued and unpaid interest, then to principal, and then to the Payment Premium, if any.

     1.11 All payments made by the Company on account of the Series D Notes or any of them shall be made pro rata, in proportion to the outstanding principal balance of each of the Series D Notes outstanding at the time of any such payment.

                                           II. DEFAULT

     2.1 It is expressly agreed by Borrower that the following shall be deemed to be Events of Default under this Note: (a) the failure to pay, when due, any amount of principal, or not more than five days after due date of any amount of premium, if any, or interest on this Note or the Series B or Series C Notes, or
(b) in the event the Borrower files any petition, or any petition is filed against it and not dismissed within sixty (60) days, under any bankruptcy or insolvency law or for the appointment of a receiver for substantially all its assets or in the event the Borrower makes a general assignment for the benefit of creditors, (c) or any failure by the Borrower to perform or observe any of the other covenants, agreements or provisions to be performed or observed by it under this Note or the Series B or Series C Notes, and such default shall not be rectified or cured within 10 days after written notice thereof by the Lender to the Company, and (d) an event of default as specified in the Amended and Restated Credit Agreement, as amended from time to time, among the Company, Telos Corporation (a California corporation) and NationsBank, N.A. (the "Credit Agreement") shall have occurred and be continuing, if (and only if) such event results in acceleration of the maturity of the indebtedness under such Credit Agreement and such acceleration continues in effect.

     2.2 If an Event of Default occurs, the Lender, at his option, may accelerate this Note and may by written notice to Borrower declare the entire unpaid principal amount of this Note and all interest accrued and unpaid thereon to be immediately due and payable whereupon the unpaid principal amount and all such accrued interest shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind. The failure of the Lender to give such notice shall, in no event, be deemed a waiver of any of the Lender rights hereunder as long as the Event of Default continues.

     2.3 Upon default in the payment of the principal of this Note or any other sum payable hereunder when due upon demand, at maturity or by reason of acceleration of maturity, or upon the occurrence of any other Event of Default hereunder Borrower agrees to pay all reasonable costs of collection incurred by the holder of the Note, including reasonable attorneys' fees, whether suit is brought or not, and all other costs and expenses reasonably connected with collection of the indebtedness evidenced hereby.

                                  III. SUBORDINATION

     3.1 Payment of the principal, or interest and Payment Premium on this Note are subordinate and subject in right of payment to the prior indefeasible payment in full in cash or cash equivalents of all Senior Indebtedness, and each holder of this Note by such holder's acceptance hereof, acknowledges and confirms such subordination. "Senior Indebtedness" means all present and future obligations, liabilities and indebtedness of the Company of every type and nature, currently or hereafter due, incurred or created, arising under or in connection with the Credit Agreement or any refinancing loan documents, including, without limitation (i) all Obligations (as defined in the Credit Agreement) and any refinancing thereof, (ii) all interest provided for in the Credit Agreement, or any refinancing loan documents (including, without limitation, interest arising prior to and after the commencement of any bankruptcy or similar proceeding in which the Company is the debtor, whether or not such interest is an allowed claim in such proceeding) at the rates specified in the Credit Agreement or any refinancing loan documents; and (iii) all fees, charges, expenses, indemnities and other amounts payable under or incidental to the Credit Agreement (excluding any such amounts payable in respect of warrants or other equity-related obligations or earning participations that may be issued by the Company). Notwithstanding the foregoing, Senior Indebtedness held (whether as a result of subrogation or otherwise) by the Company, any of the subsidiaries or any other affiliate of the Company (whether as a result of subrogation or otherwise) (Telos, the subsidiaries and any other affiliates of the Company being collectively referred to herein as "Affiliated Parties") or by any person who has acquired Senior Indebtedness, directly or indirectly, which has been held by any of the Affiliated Parties, shall not constitute "Senior Indebtedness" under this Agreement (other than under this sentence) until such time as all Senior Indebtedness held by Persons other than Affiliated Parties has been indefeasibly paid in full in cash or cash equivalents, and no Affiliated Party or Person acquiring Senior Indebtedness from an Affiliated Party shall acquire any rights hereunder by virtue of holding such Senior Indebtedness.

     This Note shall be construed and enforced in accordance with, and governed by the laws of, the Commonwealth of Virginia without giving effect to conflict of laws principles.

     The parties hereto, including the undersigned Borrower and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

                                                           TELOS CORPORATION



                                       By:/s/              William L.P. Brownley
                                       Name:               William L.P. Brownley
                                       Title:   Vice President & General Counsel